SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

  Date of Report (Date of earliest event reported) July 28,2005



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number 1-13082


                New York                   13-3131650
(State or other jurisdiction of                   I.R.S.
Employer incorporation or organization)        Identification Number)

               603 West 50th Street, New York, NY 10019
               (Address of principal executive offices)

Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial
Condition.

     On July 28, 2005, Kenneth Cole Productions, Inc. (the "Company") (NYSE: KCP) issued a press release announcing the Company's results for the second quarter ended June 30, 2005, which press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:

          99.1 Press Release dated July 28, 2005.

Limitation on Incorporation by Reference

      In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. The filing of this Current Report on form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: July 28, 2005          By:     /s/ DAVID P.EDELMAN
                              Name: David P. Edelman
                              Title:  Chief Financial Officer

                        Exhibit Index

Exhibit No.                        Description
     99.1 				Press Release dated July 28, 2005

Company Contact:  David Edelman, Chief Financial Officer,
Kenneth Cole Productions, Inc. 212-265-1500

Investor Relations Contact:  James. R. Palczynski,
Principal, Integrated Corporate Relations, Inc.  203-682-8229

Kenneth Cole Productions, Inc. Announces Second Quarter Results Reports Earnings Per Share Increase of 12% to $0.38 vs. Year-ago $0.34
    Company to Accelerate Strategic Brand Repositioning,
   Expects Near-Term Financial Impact, Long-Term Benefits

     New York, New York, July 28, 2005 / PR Newswire - Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the second quarter ended June 30, 2005. The company's second quarter net revenues increased 5.6% to $119.3 million. Second quarter earnings per fully-diluted share increased to $0.38 versus $0.34 in the year-ago period, in line with expectations.

     Chairman and Chief Executive Officer Kenneth Cole said, "We are pleased to have completed the second quarter on plan with respect to both our operational and financial goals.
We also made strides in our plan to elevate and reposition our brands. Given the success of such and because of the rapidly changing specialty and department store environments, we have decided to accelerate this strategy. Although this will likely result in some pressure on second half results, we are confident that this is the best decision for the business and it will ultimately generate more meaningful returns, including a stronger, more viable, and relevant business model."

     Second quarter wholesale revenues of $62.9 million were up 6.7% versus the prior year's level of $58.9 million.
Consumer  direct  revenues for the second quarter  increased
3.6% to $46.4 million versus $44.8 million in the same quarter last year. Sales associated with square footage growth offset a comparable store sales decline of 4.0% in the quarter. Licensing revenue for the second quarter increased by 7.7% to $10.1 million versus $9.3 million in the same quarter of the prior year.

     Gross margin for the fourth quarter was 46.4%, a 100 basis point improvement when compared to the year-ago level. SG&A margin for the second quarter was 37.0% of revenues versus 35.7% in the year-ago quarter, primarily reflecting infrastructure expansion to both support the new brand repositioning strategy and to prepare for the growth which the company expects.

     The Company's consolidated inventories of $47.7 million on June 30, 2005 were down 13.1% versus the year-ago level of $54.9 million. Wholesale inventories decreased by 20.4% to $24.4 million while consumer direct inventories decreased 3.8% to $23.3 million, each at highly comfortable levels.

     Kenneth Cole Productions, Inc. also issued revised earnings guidance for the third and fourth quarters of fiscal 2005. The Company now expects third quarter revenues in the range of $140 million to $145 million and earnings per share of $0.48 to $0.52. In the fourth quarter, the Company now expects revenues in the range of $138 million to $142 million and earnings per share of $0.50 to $0.54.

     The company also announced today that its board of directors had approved its second quarter dividend of $0.16 per share. The second quarter dividend is payable to shareholders of record as of August 25th and is payable on September 15th.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Kenneth Cole Reaction", "Unlisted, a Kenneth Cole Production", "Tribeca", and "Bongo." The company has also granted a wide variety of third party licenses for the production of men's and women's apparel, timepieces, eyewear, and several other accessory categories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce.

Forward Looking Statement Disclosure
The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

Kenneth Cole Productions, Inc.
                   Quarter Ended     Six Months Ended

(In thousands, except
per share amounts)

               6/30/05     6/30/04    6/30/05  6/30/04
Net sales      $109,281  $103,720   $229,573  $217,071

Licensing and    10,054     9,337      9,660    18,363
other revenue

Net revenue      119,335  113,057    249,233   235,434

Gross profit      55,369   51,374    111,535   103,842


Selling,gen'l &
Administrative 44,161      40,382     89,143    81,174


Operating
Income         11,208      10,992     22,392    22,668


Interest
Income            835         342      1,352       591

Income before
Taxes          12,043      11,334     23,744    23,259

Income tax
Expense         4,335       4,307      8,547     8,839

Net income     $7,708      $7,027    $15,197  $ 14,420

Net income
per share:
Basic          $ .39        $ .35      $.77     $ .72


Net income
per share:
Diluted        $.38         $.34       $.75      $.70

Average
Shares outstanding:
Basic         19,845,000  20,048,000   19,790,000   19,951,000

Average
Shares outstanding:
Diluted       20,318,000  20,727,000   20,252,000   20,669,000



Balance Sheet
Data:          6/30/05  12/31/04  6/30/04

Cash &
Marketable
Securities     118,769  120,014 116,825

Due from
Factor/
Accounts
Receivable      50,310   51,914  42,706

Inventory       47,672   47,166  54,850

Total Assets    315,995  304,587 293,212

Working
Capital         179,288  173,007 171,310

Accounts
Payable          32,557   35,767  39,221

Debt                 0        0       0
Total
Shareholders'
Equity         229,648  216,528 212,528